Exhibit 10.3

AMENDMENT NUMBER ONE
TO ABL FINANCING AGREEMENT AND WAIVER

This Amendment Number One to ABL Financing Agreement and Waiver (this “Amendment”), dated as of November 14, 2019, is entered into by and among Limbach Holdings, Inc., a Delaware corporation (“Ultimate Parent”), Limbach Holdings LLC, a Delaware limited liability company (“Parent”), Limbach Facility Services LLC, a Delaware limited liability company (“Limbach”), each subsidiary of Limbach party as a “Borrower” to the below-defined Financing Agreement (together with Limbach, each a “Borrower” and collectively, jointly and severally, the “Borrowers”), each subsidiary of Ultimate Parent party as a “Guarantor” to the below defined Financing Agreement (together with Ultimate Parent and Parent, each a “Guarantor” and collectively, jointly and severally, the “Guarantors”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Financing Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), CITIZENS BANK, N.A. (“Citizens Bank”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Citizens Bank, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and Citizens Bank, as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”), and in light of the following:

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, the Lenders, and the Agents are parties to that certain ABL Financing Agreement, dated as of April 12, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, the Borrowers have informed the Agents and the Lenders that an Event of Default has occurred and is continuing under Section 9.01(c) of the Financing Agreement as a result of the Loan Parties’ failure to comply with Section 7.03(b) of the Financing Agreement due to failure to maintain a Total Leverage Ratio of Ultimate Parent and its Subsidiaries less than or equal to 4.00 to 1.00 for the twelve (12) consecutive fiscal month period ending August 31, 2019 (the “Designated Event of Default”);

WHEREAS, the Borrowers have requested that the Agents and the Required Lenders make certain amendments to the Financing Agreement and waive the Designated Event of Default; and

WHEREAS, upon the terms and conditions set forth herein, the Agents and the Required Lenders are willing to make certain amendments to the Financing Agreement and waive the Designated Event of Default.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Financing Agreement.

2.                   Amendments to Financing Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Financing Agreement shall be amended as follows:

(a)                Section 1.01 of the Financing Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“First Amendment” means that certain Amendment Number One to ABL Financing Agreement and Waiver, dated as of November 14, 2019, by and among the Loan Parties, the Agents, and the Lenders party thereto.

“First Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in the First Amendment.

“First Amendment Fee Letter” means that certain Amendment Fee Letter, dated as of November 14, 2019, by and among the Loan Parties and the Origination Agent.

(b)                Section 1.01 of the Financing Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) of the definition of “Consolidated EBITDA” and (ii) adding the new following clauses (g) and (h) immediately following clause (f) of such definition:

“(g) transaction expenses paid on or before the date that is sixty (60) days after the First Amendment Effective Date in connection with the transactions contemplated by the First Amendment in an aggregate amount not to exceed $100,000, and (h) restructuring charges incurred during the period commencing on the date that is sixty (60) days prior to the First Amendment Effective Date and ending on the date that is sixty (60) days after the First Amendment Effective Date in an aggregate amount not to exceed $1,100,000,”

(c)                Section 1.01 of the Financing Agreement is hereby amended by amending and restating the following defined term in its entirety as follows:

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication) of all Indebtedness (including obligations in respect of letters of credit, whether or not representing obligations for borrowed money) of Ultimate Parent and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, but excluding (i) Indebtedness in respect of the Bonding Agreements, (ii) Indebtedness in respect of the Existing Letters of Credit to the extent cash collateralized as permitted under clause (p) of the definition of Permitted Liens, and (iii) at any time on and prior to December 31, 2020, the PIK First Amendment Fee (as defined in the first amendment to the Term Loan Agreement of even date as the Amendment Effective Date).”

(d)                Section 1.01 of the Financing Agreement is hereby amended by (i) deleting the word “and” at the end of clause (j) of the definition of “Permitted Acquisition,” (ii) substituting “; and” in lieu of the period at the end of clause (k) of such definition, and (iii) adding the new following clause (l) immediately following clause (k) of such definition:

“(l) the Origination Agent and the Required Lenders shall have consented to such Acquisition.”

(e)                Section 7.03(b) of the Financing Agreement is hereby amended and restated in its entirety as follows:

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“(b) Total Leverage Ratio. Permit the Total Leverage Ratio of Ultimate Parent and its Subsidiaries as of the last day of any period of twelve (12) consecutive fiscal months, ending with the last day of each month ending during the periods set forth below, to exceed the ratio set forth opposite such period:

Fiscal Months Ending During	Total Leverage Ratio
October 1, 2019 through October 31, 2019	3.30 to 1.00
November 1, 2019 through November 30, 2019	3.65 to 1.00
December 1, 2019 through December 31, 2019	3.40 to 1.00
January 1, 2020 through January 31, 2020	3.45 to 1.00
February 1, 2020 through February 29, 2020	3.55 to 1.00
March 1, 2020 through March 31, 2020	4.25 to 1.00
April 1, 2020 through April 30, 2020	4.10 to 1.00
May 1, 2020 through May 31, 2020	3.70 to 1.00
June 1, 2020 through June 30, 2020	3.50 to 1.00
July 1, 2020 through August 31, 2020	3.40 to 1.00
September 1, 2020 through September 30, 2020	3.00 to 1.00
October 1, 2020 through November 30, 2020	3.10 to 1.00
December 1, 2020 through March 31, 2021	2.55 to 1.00
April 1, 2021 and thereafter	2.00 to 1.00”

(f)                 Section 7.03 of the Financing Agreement is hereby amended by adding subsection (c) after Section 7.03(b) as follows:

“(c) Minimum Liquidity. Permit Liquidity, as of the last day of any fiscal month ending on or after November 30, 2019, to be less than $10,000,000.”

3.            Waiver of Designated Event of Default. The provisions of the Financing Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agents and the Required Lenders hereby waive the Designated Event of Default; provided, that nothing herein, nor any communications among any Loan Party, any Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default (other than the Designated Event of Default), or any future failure of any Loan Party to comply fully with any provision of the Financing Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of any Agent’s or Lenders’ rights or remedies under the Financing Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.01 of the Financing Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. Except as expressly provided herein, each Agent and each Lender hereby reserves and preserves all of its rights and remedies against each Loan Party under the Financing Agreement and the other Loan Documents, at law (including under the UCC), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.01 of the Financing Agreement.

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4.            Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)                The Administrative Agent and the Origination Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)                The Administrative Agent and the Origination Agent shall have received a copy of an amendment to the Term Loan Agreement, in form and substance satisfactory to the Administrative Agent and the Origination Agent, duly executed and delivered by the parties thereto, and such document shall be in full force and effect as of the Amendment Effective Date, together with a certificate of the Secretary of Ultimate Parent certifying such document as being a true and correct copy thereof.

(c)                The Administrative Agent and the Origination Agent shall have received that certain Amendment Number One Fee Letter, in form and substance satisfactory to the Origination Agent, by and among the Loan Parties and the Origination Agent (the “Amendment Fee Letter”).

(d)                After giving effect to this Amendment, the representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Amendment Effective Date, in each case, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(e)                No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date (after giving effect to the waiver of the Designated Event of Default provided herein), nor shall either result from the consummation of the transactions contemplated herein.

(f)                 Borrowers shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Financing Agreement and Section 6 of this Amendment.

(g)                The Origination Agent shall have received, in immediately available funds, the fees set forth in the Amendment Fee Letter.

(h)                All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Origination Agent.

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5.            Representations and Warranties. Each Borrower and each Guarantor hereby represents and warrants to the Secured Parties as follows:

(a)                It (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requite power and authority to conduct its business as now conducted and as presently contemplated, (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.

(b)                The execution, delivery, and performance by it of this Amendment and the execution, delivery, and performance by it of each Loan Document to which it is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or affecting it or any of its properties, (iii) do not and will not result in or require the creation any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)                No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by it of this Amendment or any other Loan Document to which it is or will be a party.

(d)                This Amendment is, and each other Loan Document to which it is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)                No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default, in each case, after giving effect to the waiver of the Designated Event of Default provided herein.

(f)                 The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Amendment Effective Date, in each case, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(g)                This Amendment has been entered into without force or duress, of the free will of each Borrower and each Guarantor, and the decision of each Borrower and each Guarantor to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

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(h)                It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

6.             Payment of Costs and Fees. Borrowers shall pay to each Agent and each Lender all reasonable and documented costs, fees and expenses (including, without limitation, the reasonable fees and expenses of any attorneys retained by any Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

7.             Release.

(a)                Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges each Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any member of the Lenders would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date of this Amendment, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Financing Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Financing Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(b)                Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Financing Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent’s Lien on any item of Collateral under the Financing Agreement or the other Loan Documents. If any Loan Party or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

8.             GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE; WAIVER OF JURY TRIAL, ETC. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, CONSENT TO JURISDICTION, SERVICE OF PROCESS AND VENUE, AND WAIVER OF JURY TRIAL, ETC. SET FORTH IN SECTIONS 12.09 THROUGH 12.11 OF THE FINANCING AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

9.             Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 12.02 of the Financing Agreement.

10.           Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.           Effect on Loan Documents.

(a)                The Financing Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document. Except for the amendments to the Financing Agreement expressly set forth herein, the Financing Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default (other than the Designated Event of Default), shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Financing Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrowers remains in the sole and absolute discretion of the Agents and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Financing Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

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(b)                Upon and after the effectiveness of this Amendment, each reference in the Financing Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Financing Agreement, and each reference in the other Loan Documents to “the Financing Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Financing Agreement, shall mean and be a reference to the Financing Agreement as modified and amended hereby.

(c)                To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Financing Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Financing Agreement as modified or amended hereby.

(d)                This Amendment is a Loan Document.

12.           Entire Agreement. This Amendment, and the terms and provisions hereof, the Financing Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.           Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14.           Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to the Agents, the Lenders and the other Secured Parties under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to the Collateral Agent, on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

15.           Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Financing Agreement and the Loan Documents effective as of the date hereof and as modified hereby.

16.           Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

Borrowers:

limbach facility services LLC,
a Delaware limited liability company

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

limbach company LLC,
a Delaware limited liability company

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

limbach company lp,
a Delaware limited partnership

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

harper limbach LLC,
a Delaware limited liability company

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

harper limbach construction LLC,
a Delaware limited liability company

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

[Signature Page to Amendment Number One to ABL Financing Agreement]

Guarantors:

limbach holdings, inc.,
a Delaware corporation

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

limbach holdings LLC,
a Delaware limited liability company

By:	/s/ Jayme Brooks
Name:	Jayme Brooks
Title:	Chief Financial Officer

[Signature Page to Amendment Number One to ABL Financing Agreement]

Administrative Agent, Collateral Agent and origination agent:

citizens bank, n.a.

By:	/s/ John J. Ligday, Jr.
Name:	John J. Ligday, Jr.
Title:	Senior Vice President

[Signature Page to Amendment Number One to ABL Financing Agreement]

Lender:

citizens bank, n.a.

By:	/s/ John J. Ligday, Jr.
Name:	John J. Ligday, Jr.
Title:	Senior Vice President

[Signature Page to Amendment Number One to ABL Financing Agreement]